UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 1, 2025, the Board of Directors (the “Board”) of Century Therapeutics, Inc. (the “Company”) approved a reduction in force as part of a broader effort to right size the organization to focus on programs with the highest potential for transformational value. The Company expects to implement a net reduction of its employee headcount by approximately 51% (the “RIF”). As part of the RIF, the Company estimates that it will incur charges of approximately $3.7 million for severance and other employee termination-related costs. These costs consist primarily of cash expenditures related to severance payments. The Company estimates that the workforce reduction will be substantially completed by the end of the third quarter of 2025.

The estimate of costs that the Company expects to incur, and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

Departure of Chief Financial Officer and Chief Development Officer

In connection with the RIF, on July 1, 2025, the Board approved the departure of Morgan Conn, Ph.D. from his position as the Company’s Chief Financial Officer, effective July 11, 2025 and Adrienne Farid, Ph.D. from her position as the Company’s Chief Development Officer, effective July 31, 2025. Each such departure will be a termination without Cause as defined in the executive Employment Agreement between the Company and each executive, dated September 20, 2024 and May 26, 2021, respectively.

Appointment of Interim Principal Financial Officer

Following the effectiveness of Dr. Conn’s departure from the Company, Douglas Carr, the Company’s Senior Vice President, Finance, will serve as interim Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Name:	Brent Pfeiffenberger, Pharm.D.
Title:	President and Chief Executive Officer

Date: July 7, 2025